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                                                                    EXHIBIT 2(n)

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Post-Effective Amendment No. 3 to the registration statement on Form N-2 ("Registration Statement") of our report dated March 12, 2001, relating to the financial statements and financial highlights of the AIM Floating Rate Fund, which appear in such Registration Statement. We also consent to the references to us under the headings "Financial Statements", "Independent Accountants" and "Financial Highlights" in such Registration Statement.




/s/ PricewaterhouseCoopers LLP

April 25, 2001